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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 22, 2002 included in SkyWest, Inc.'s Annual Report to Shareholders for the year ended December 31, 2001. We further consent to the incorporation of our report dated February 22, 2002, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements No. 33-41285, No. 33-60173 and No. 333-70408.

/s/ Arthur Andersen LLP

Salt Lake City, Utah
March  29, 2002


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